Exhibit 99.1

New York State Legislature Approves Development of $1 Billion New Concord Resort Destination

MONTICELLO, N.Y.--Empire Resorts, Inc. (NASDAQ: NYNY) and Concord Associates announced that the New York State Legislature has approved Governor David Paterson’s program bill granting an enhanced revenue structure to cover expenditures, which will make possible a $1 billion dollar world-class gaming resort destination at the site of the historic Concord Hotel in Sullivan County, N.Y. The project is scheduled to open in 24 months. Demolition of the existing structures will be completed in July, when new construction is slated to begin.

In announcing the agreement, Governor Paterson said, “There was a time when the Catskills were the pre-eminent vacation destination on the entire East Coast. The beauty and majesty of the region has not changed, and this deal will help return the Catskills to their former glory as a destination spot. This agreement is a big win for Monticello, Sullivan County, and all of New York State. Government and the private sector have worked together to structure a deal that will at least double the amount of money for education that the State expected to generate from the Monticello Racetrack and to create 2,000 permanent new jobs.”

David P. Hanlon, CEO of Empire Resorts, said, “Empire Resorts has finally realized the dream of being able to begin building a first-class resort and gaming facility in the Catskills. We have achieved a new effective gaming tax structure that is competitive with casinos in Connecticut, Atlantic City and Pennsylvania.”

Louis R. Cappelli, Cappelli Enterprises’ President and Concord Associates’ Managing Member, said, “While there have been many starts and stops waiting for gaming to come to the Catskills, it is finally time to build. The good people of Sullivan County have waited too long. Thanks to all of our legislative leaders, the ball has been placed in our hands. We accept the challenge and are anxious to be the catalyst for Sullivan County’s historic renaissance.”

The new Concord project will be a complete destination resort with attractions that will drive the restoration of the Catskills as a premier tourism region. Empire Resorts and Concord Associates officials are highly confident that based on the expanded size of the project they will be able to attract a large number of visitors each year which in turn will require the hiring of thousands of new employees, thus enabling them to meet the benchmarks established in this new legislation. The resort is being developed as an integrated facility, comprehensively designed with a broad range of activities to satisfy the desires of the widest possible market demographics.

The new Concord resort destination is expected to feature:

- a 750-room hotel;

- 7500 seat "event center"

- 3,000 video gaming machines;

- a major convention center;

- 15 to 18 food and beverage outlets including several branded restaurants;

- a state-of-the-art 5/8th mile harness race track;

- access to two signature championship golf courses including the world-renowned Monster;

- floor to ceiling video simulcasting;

- 100,000 square feet of elegant specialty retail;

- outdoor parks and recreation;

- 6,500-car covered parking;

- commercial and residential development; and

- boutique hotel and spa.

Assembly Member Aileen M. Gunther said, “Today’s legislation is a landmark for the economic revival of Sullivan County and the State of New York. I am proud to have helped deliver a stimulus package that will lead to over a billion-dollar investment in the economic landscape of the Hudson Valley. I want to thank the Governor, Speaker Silver and my colleagues in both houses of the legislature for their hard work and support of this bill, which will lead to thousands of jobs in my district, hundreds of millions of dollars to the state and local economy while doubling, or more, the current contribution to our state education system. Louis Cappelli and Empire Resorts can now build a world-class gaming resort, convention center and harness racing track, recreating the Concord hotel into the crown jewel of the Catskills.”

State Senator John J. Bonacic said, "This bill represents the first step in a billion dollar project to revitalize the Catskills with the hope of it growing further. Sullivan County, where the resort will be constructed, has over 14% of its population at or below the poverty level. The people of the county need permanent jobs, a substantial increase in education funding, and dollars brought back into the regional economy. This is a classic win-win situation for the Catskill region and the people of the State of New York. I was pleased to work with the Governor and Assembly to ensure this measure's enactment. Our region needs revitalization and this project will do just that."

Congressman Maurice D. Hinchey said, "The new Concord project will infuse Sullivan County with more than a billion dollars in new investment and create more than two thousand new jobs. This project will play a critical role in the revitalization of Sullivan County overall with the influx of tourism having strong, positive ripple effects throughout our local economy. This project will strengthen Sullivan County's role as a premier tourism destination at a time when New Yorkers and others in the Northeast are looking for vacation spots closer to home due to increased fuel prices."

Sullivan County Legislature Chairman Jonathan Rouis said, “In the face of challenging economic times, this is the biggest economic development project in the history of our entire region and is welcome news for our residents and local businesses. The joint Cappelli/Empire development will become an asset for Sullivan County, both as an employer of more than 2,000 residents, and also as a tourist destination for thousands every year.”

Town of Thompson Supervisor Anthony Cellini said, “After chasing the casino dream for decades, Sullivan County will finally realize the powerful economic benefits of a world-class gaming resort that will revitalize our tourism industry and jump-start our economy.”

Edward J. Malloy, President of the New York State Building and Construction Trades Councils, said, “We applaud the Governor and the legislative leaders for approving legislation that will create 2,000 new jobs and spur economic activity. This is great news for Sullivan County and the entire Catskill region.”

Peter Ward, President of the New York Hotel Trades Council, said, “This is the beginning of economic development in the Catskill Region. I congratulate Louis Cappelli and want to express my appreciation to Governor Paterson, Speaker Sheldon Silver and Leader Joseph Bruno for their vision in passing legislation that will create 2,000 permanent, high-paying, union jobs.”

The new revenue sharing structure is dependent on the project meeting certain economic benchmarks including the creation of 2,000 permanent jobs, and an increase in the current contribution to state education from the new Concord video gaming operation. Upon the resort’s opening in 2010, Empire Resorts and Concord Associates expect to contribute at least $38 million toward state education.

About Empire Resorts, Inc.

Empire Resorts operates the Monticello Gaming & Raceway and is involved in the development of other gaming and non-gaming resort projects in the Catskills. Additional information can be found at www.empiresorts.com.

About Cappelli Enterprises

Cappelli Enterprises is a leading real estate developer and general contractor in the Northeast. Headquartered in Valhalla, NY, the company has built more than 10 million square feet of mixed use, retail, waterfront, residential, office building, laboratory and parking facilities. Cappelli has been the driving force behind the dramatic revivals of downtown White Plains and downtown New Rochelle. In White Plains, the company’s developments include the highly successful 1 million-square-foot City Center complex including the sold-out Trump Tower, Westchester’s first luxury high-rise condominium and Renaissance Square, which features The Ritz-Carlton, Westchester hotel and the The Residences at The Ritz-Carlton, Westchester condominium towers. In downtown New Rochelle, Cappelli is developing Trump Plaza, a 34-story luxury condominium tower, and is in the final stages of city review for LeCount Square, a 1,150,000-square-foot mixed-use development featuring retail, office, residential and hotel uses. Cappelli is undertaking a $50 million reconfiguration of the New Roc City entertainment center into a major retail hub that will include Target and another national retail department store as anchor tenants. www.cappelli-inc.com

Statements in this press release regarding the company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties, including the need for regulatory approvals, financing and successful completion of construction. The company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1994, and as such, speak only as of the date made. To the extent the content of this press release includes forward-looking statements, they involve various risks and uncertainties including (i) the risk that the Company’s proposed joint venture with Concord Associates is not completed or the Company is not able to develop a Class II or Class III casino; (ii) the risk that financing necessary for the proposed programs or projects may not be able to be obtained because of credit factors, market conditions or other contingencies, (iii) the risk of non-compliance by various counterparties of the related agreements, and (iv) general risks affecting the company as described from time to time in it's reports filed with the Securities and Exchange Commission. For a full discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the company's Annual Report or Form 10-K for the most recently ended fiscal year.

Contacts

Empire Resorts
Charles A. Degliomini, 845-807-0001
Senior VP, Communications & Government Relations
or
Investors:
Lippert/Heilshorn & Associates, Inc.
Elric Martinez/Jody Burfening, 212-838-3777
emartinez@lhai.com
or
Concord Associates
Louis Cappelli, 914-769-6500